UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BPZ Resources, Inc.
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BPZ Resources, Inc.
580 Westlake Park Boulevard, Suite 525
Houston, Texas 77079

May 15, 2009

Dear BPZ Resources, Inc. Shareholder:

I am pleased to invite you to the Annual Meeting of the shareholders of BPZ Resources, Inc., a Texas corporation (hereinafter referred to as the “Company,” “BPZ,” “we,” “us” or “our”).  The meeting will be held at 10:00 a.m. local time on June 26, 2009 at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas 77079.

At the annual meeting, you and the other shareholders will vote on the following:

1.     the election of two Class II directors to serve on the Board of Directors until the 2012 Annual Meeting of shareholders, or until their successors are duly elected and qualified;

2.     the ratification of the appointment of Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants for the year ending December 31, 2009; and

3.     any other business that may properly come before the meeting and any adjournment or postponement.

Our Board of Directors has unanimously approved the proposals and recommends you vote in favor of the proposals.  Details relating to these matters are set forth in the proxy statement.  Please review the entire proxy statement carefully.  All shareholders of record as of the close of business on April 27, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

We are providing access to our proxy materials over the Internet. We are mailing to our shareholders a Notice of Internet Availability of proxy materials (“Notice”) instead  of a paper copy of this proxy statement, a proxy card and our 2008 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well, as instructions on how to request a paper copy of our proxy materials.  We believe the Notice process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our annual meeting.

We hope that you are able to join us at the Annual Meeting on June 26, 2009.  Your vote on these matters is very important. To vote at the meeting, please either attend the meeting or you may vote by the internet, or by telephone, or, if you received a paper copy of the proxy card  by signing and returning it in the envelope provided.  If you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Corporate Secretary at (281) 556-6200.  If you plan to attend the Annual Meeting in person, please call (281) 556-6200 to RSVP and get directions.

Thank you for your continued support.

Very truly yours,

/s/ Dr. Fernando Zúñiga y Rivero
Dr. Fernando Zúñiga y Rivero
Chairman of the Board

BPZ RESOURCES, INC.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Friday, June 26, 2009.

PLACE	The Westlake Club -7th floor 570 Westlake Park Boulevard Houston, Texas 77079

WEBCAST

A webcast of our Annual Meeting will be available on our website at www.bpzenergy.com starting at 10:00 a.m., Central Daylight Time on June 26, 2009.  Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS

•      To elect two Class II directors of the Board of Directors, each for a term of three years.

•      To ratify the appointment of Johnson-Miller & Co., CPA’s PC as our independent registered public accounting firm for the year ending December  31, 2009.

•      To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on April 27, 2009.

ANNUAL REPORT

Our 2008 Annual Report to Shareholders is posted with these materials as a separate booklet.  This document is not a part of the proxy solicitation materials.  You may also access the 2008 Annual Report through our website at www.bpzenergy.com.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting.  You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone.  See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2009: The Notice of Annual Meeting, Proxy Statement, and the 2008 Annual Report, are available on the website www.proxyvote.com.

May 15, 2009	Dr. Fernando Zúñiga y Rivero Chairman of the Board

i

BPZ RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, JUNE 26, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING

What is the purpose of this proxy statement?

This proxy statement is solicited by and on behalf of the board of directors of the Company (the “Board of Directors”) for use at the Annual Meeting of shareholders (the “Annual Meeting”) to be held on June 26, 2009 at the Westlake Club, 570 Westlake Park Boulevard, Houston, Texas 77079, at 10:00 a.m. local time, or at any adjournments thereof.  The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares. The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet.  Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication.  These officers, directors and employees will not receive any extra compensation for these services.  The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock, no par value, of the Company (the “Common Stock”).  The costs of the solicitation will be borne by the Company, which is not expected to exceed the amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to shareholders, we may furnish proxy materials to the Company’s shareholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders when the materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about May 15, 2009. Shareholders receiving a Notice of Internet Availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the Notice of Internet Availability will instruct shareholders as to how they may access and review proxy materials on the Internet. Shareholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect two Class II directors to the Board of Directors; (ii) ratify the appointment of Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants for the year ending December 31, 2009; and (iii) any other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”).  Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares in their discretion on any other matter properly brought before the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders of a majority of the outstanding shares of Common Stock are present at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes count as present for the purposes of establishing a quorum. Shares of Common Stock held by the Company in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How many votes are needed to approve each Proposal?

If a quorum is present, an affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposals One and Two, and decide any other matter that may properly be submitted to a vote at the Annual Meeting.  Each holder of Common Stock is entitled to one vote on each matter that properly comes before the Annual Meeting for each share of Common Stock held.  Shares of Common Stock do not carry cumulative voting rights.

How will abstentions be counted?

If you abstain from voting on any Proposal, you will effectively not vote on that item of business at the Annual Meeting.  These votes are not considered to be votes cast for or against a Proposal and will have no effect on the voting of a Proposal.

What is a broker non-vote and how is it counted?

A broker non-vote occurs when a broker holds shares on your behalf but the broker does not receive instructions from you as to how to vote your shares in cases where specific authorization is required.  In these cases, the broker can register your shares as present at the meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required.  Similar to abstentions, broker non-votes will have no effect on the voting of the Proposals that are on the agenda to be presented at the meeting.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of Common Stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on April 27, 2009 (the “Record Date”).  On the Record Date, the Company had 94,486,094 shares outstanding of Common Stock.  No other series of stock is outstanding.  Holders of the shares of Common Stock have no preemptive rights. The transfer agent for the Common Stock is ComputerShare Trust Company, Inc. (“ComputerShare”). ComputerShare’s telephone number is (303) 262-0600.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held.  If your shares are registered directly in your name with ComputerShare, the Company’s transfer agent, you are a “shareholder of record.”  If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of Common Stock are held in “street name” by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of Common Stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold Common Stock in your own name, you may give instructions on how to vote your shares of Common Stock by following the instructions on the Notice on how to vote over the internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR all of the Proposals.  As to any other matters that may properly come before the Annual Meeting, the persons named on the proxy card will vote thereon in accordance with their best judgment. Votes will be tabulated by ComputerShare, the Company’s transfer agent for the Common Stock; and Broadridge.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

•             completing, signing and submitting a new proxy with a later date,

•             attending the Annual Meeting and voting in person, or

•             filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  If the Common Stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

PROPOSAL ONE
ELECTION OF CLASS II DIRECTORS

Composition of Board of Directors

The Company’s Board of Directors consists of six directors, although one position is currently vacant.  The Board of Directors is divided into three classes, with each class having two directors.  The directors in each class serve a three-year term.  The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.  The current composition of the Board is:

Class II Directors (term expiring at this Annual Meeting):	Dr. Fernando Zúñiga y Rivero
Dennis G. Strauch

Class III Directors (serving until the 2010 Annual Meeting):	Manuel Pablo Zúñiga-Pflücker
John J. Lendrum, III

Class I Directors (serving until the 2011 Annual Meeting):	Gordon Gray

At the Annual Meeting, two Class II directors are to be elected, each of whom will serve until the 2012 Annual Meeting and until his successor is duly elected and qualified.  The Board of Directors has nominated and the persons named on the proxy card as proxies will vote to elect the following individuals as the Class II directors of the Board of Directors:  Dr. Fernando Zúñiga y Rivero and Dennis G. Strauch.    If either of the two nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors.  Management has no reason to believe that either of the two nominees for election named in this proxy statement will be unable to serve.

The principal occupation and certain other information about the nominees, as well as the continuing directors, is set forth on the following pages.

Vote Required

The vote required to approve the proposal to elect Dr. Fernando Zúñiga y Rivero and Dennis G. Strauch to serve as Class II directors on the Board of Directors is the affirmative vote of a majority of the votes cast at the Annual Meeting. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

Nominees for Class II Directors with Terms Expiring at the 2012 Annual Meeting:

Dr. Fernando Zúñiga y Rivero
Age:	82
Director Since:	September 2004
Committees:	None
Position, Principal Occupation,Business Experience and Directorships:

Dr. Zúñiga y Rivero has served as Chairman of the Board of the Company since September 2004. From 1996 until September 2004, he served as Chairman of BPZ & Associates Inc., the former parent company of our subsidiary, BPZ Energy, LLC. Dr. Zúñiga y Rivero was also Energy Division project officer of The World Bank, where he planned and implemented exploration promotion projects in 58 countries, primarily in East and West Africa, Eastern Europe, Southeast Asia and Latin America from 1979 to 1996. Dr. Zúñiga y Rivero has fifty years of experience in the international energy industry starting as an exploration geologist, biostratigrapher, and exploration head of an Exxon affiliate in Peru where he was responsible for crude oil findings in five fields producing from Paleozoic rocks; and continuing as exploration production manager, integrated operations manager, general manager, and ultimately serving as Chairman and Chief Executive Officer of Petroleos del Peru, the national oil company of Peru and was responsible for discovery of five large oilfields (with over 2.5 billion barrels of reserves) in the Amazon jungle of Peru. Dr. Zúñiga y Rivero holds a B.S., a Geological Engineering degree and a Ph.D. in Geology from the University of San Augustin, Peru, and he conducted postgraduate studies at the University of California, Los Angeles. Dr. Zúñiga y Rivero served as a director of Transmeridian Exploration, Inc., a public oil and gas company with operations in Kazakhstan from April 2005 until May 2007. Dr. Zúñiga y Rivero is the father of the Company’s President, CEO and Director, Mr. Zúñiga-Pflücker.

Dennis Strauch
Age:	61
Director Since:	July 2005
Committees:	Audit Committee, Chairman of the Compensation Committee, Nominating Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the US and UK, had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 35 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds a master’s degree in business administration from the University of Denver and a degree in Geophysics from the Colorado School of Mines. Mr. Strauch is a Registered Professional Engineer in the State of Colorado.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWO NOMINEES LISTED ABOVE TO SERVE AS CLASS II DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Continuing Class III Directors with Terms Expiring at the 2010 Annual Meeting:

Manuel Pablo Zúñiga-Pflücker
Age:	48
Director Since:	September 2004
Committees:	None
Position, Principal Occupation, Business Experience and Directorships:

Mr. Zúñiga-Pflücker has been President of the Company since September 2004 and in May 2005 he assumed the additional title of Chief Executive Officer of the Company. From 2001 until September 2004, Mr. Zúñiga-Pflücker served as President of our subsidiary BPZ Energy, LLC. Mr. Zúñiga-Pflücker also served as President of BPZ & Associates, Inc., the former parent company of our subsidiary BPZ Energy, LLC. from 1989 until September 2004, at which time BPZ & Associates, Inc. became inactive. Mr. Zúñiga-Pflücker began his career with Occidental Petroleum Corporation. Mr. Zúñiga-Pflücker has spent the past 20 years in the international oil and gas business, and he has been involved in projects throughout Latin America and other areas of the world ranging from exploitation of marginal oil and gas fields to frontier exploration projects. He has also focused on the creative development of natural gas fields utilizing power generation and gas to liquids technology. He holds a B.S. in mechanical engineering from the University of Maryland as well as an M.S. in petroleum engineering from Texas A&M University. Dr. Zúñiga y Rivero, the Company’s Chairman of the Board, is the father of Mr. Zúñiga-Pflücker.

John J. Lendrum, III
Age:	58
Director Since:	July 2005
Committees:	Chairman of the Audit Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Lendrum was appointed in April 2005 as President, Chief Operating Officer and a Director of Torch Energy Advisors Incorporated (“Torch”), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and well servicing. Mr. Lendrum is also the Chief Executive Officer and member of the Board of Directors of Resaca Exploitation, Inc., which is listed on the Alternative Investment Market of the London Stock Exchange. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick, and he earned a B.B.A. in Finance and completed his graduate studies in Accounting Theory at The University of Texas at Austin.

Continuing Class I Directors with Terms Expiring at the 2011 Annual Meeting:

Gordon Gray
Age:	56
Director Since:	September 2004
Committees:	Compensation Committee, Chairman of the Nominating Committee
Position, Principal Occupation, Business Experience and Directorships:

Since 1982, Mr. Gray has served as President of Allied Crude Purchasing, Inc., a privately owned transportation company, which purchases crude oil at the well site and transports it by truck or pipeline to sales points throughout Texas and Eastern New Mexico. Mr. Gray has owned and operated oil production and oil field service businesses for over 30 years. His activities are centered in the Permian Basin area of West Texas.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s business properties and affairs are managed under the direction of the Board of Directors.   Members of the Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties and by participating in meetings of the Board and its Committees.  The Company’s certificate of formation and bylaws provide for a classified Board of Directors consisting of three classes, each serving staggered three-year terms.   As a result, shareholders elect a portion of the Board of Directors each year.  At each Annual Meeting of shareholders, the successors to the class of directors whose terms then expire will be elected to serve from the time of election until the third Annual Meeting following election.

The Company’s bylaws have initially fixed the size of the Board at six.  Currently, the Company’s Board of Directors is composed of the following five directors, with one vacancy: Dr. Fernando Zúñiga y Rivero, Manuel Pablo Zúñiga-Pflücker, Gordon Gray, John J. Lendrum, III and Dennis G. Strauch.  Effective April 24, 2009,  Mr. E. Barger Miller, III resigned from the Board of Directors.  The Company’s bylaws provide that the authorized number of directors to constitute the entire board of directors may be changed by resolution duly adopted by at least a majority of the Board of Directors serving at the time of the vote.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.  Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.  The Company has engaged a search consultant to find a new director to fill the vacancy on the Board of Directors.

Meetings of the Board of Directors

During 2008, the Board of Directors held twelve regular meetings and five special meetings.  All of the incumbent directors attended at least seventy-five percent of the meetings held during 2008.  All of the incumbent directors attended at least seventy-five percent of the committee meetings for which each respective member served upon during 2008.

Committees of the Board of Directors

Our Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.  Although we are not required to have a separate Compensation Committee or Nominating Committee, we have determined that it is in the best interests of the Company to maintain an independent Compensation Committee and an independent Nominating Committee.

We are subject to the NYSE Amex standards in determining whether a director is independent.  The Board of Directors considers Messrs. Gray, Lendrum and Strauch “independent” under the standards of the NYSE Amex.  In addition to the independence standards of the NYSE Amex, the Board of Directors considered stock ownership in the Company in determining which directors are independent.

Audit Committee

Messrs. Lendrum, Gray and Strauch serve on our Audit Committee, all of whom are “independent” under the both standards of the NYSE Amex and the SEC rules and regulations pertaining to listed company audit committees.  The Board considers Mr. Lendrum, Chairman of the Audit Committee, as an “audit committee financial expert,” as defined under the rules of the SEC.  The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit our financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms.  The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function.  The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board of Directors have established.  In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and our independent registered public accounting firm, the internal accounting function and management of the Company.  Additionally, the Audit Committee will provide oversight to the process of determining our estimated reserves and will utilize independently engaged experts as necessary.  A copy of the Audit Committee’s Charter is posted on the Company’s website at www.bpzenergy.com under “Governance” and is available in print to any shareholder who requests it.

Our Audit Committee met six times during 2008.  Each member of the Audit Committee was present at all meetings.  See “Audit Committee Report” herein.

Compensation Committee

Messrs. Strauch and Gray serve on our Compensation Committee, all of whom are “independent” under the standards of the NYSE Amex for purposes of serving on our Compensation Committee.  Additionally, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  The Chairman of the Compensation Committee is Mr. Strauch.  The Compensation Committee met six times during 2008.

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to the compensation of the Company’s executive officers and senior management.  The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers our 2007 Long-Term Incentive Plan (“2007 LTIP”) and Director Compensation Incentive Plan (“DCIP”).  The goal of the Compensation Committee’s policies on executive compensation is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting, motivating and retaining executives.  In furtherance of this purpose, the Compensation Committee has the following duties and responsibilities with respect to executive compensation:

•                  Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, the Company’s other executive officers and senior management;

•                  Evaluate the performance of the Company’s executive officers and senior management in light of such goals and objectives;

•                  Determine and approve the executive officers’ and senior management’s annual salary and other cash and equity compensation based on this evaluation;

•                  Set the salary and equity compensation for our Chief Executive Officer; and

•                  Determine and approve the long-term incentive component of the Chief Executive Officer’s compensation based on the Company’s performance and the relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to our Chief Executive Officer in the past years, and other criteria established by the Compensation Committee.

See “Executive Compensation – Compensation Discussion and Analysis” and “Compensation Committee Report” in this proxy statement.

The Compensation Committee has the power to delegate some or all of its power and authority in administering the 2007 Long Term Incentive Compensation Plan and DCIP to the Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Compensation Committee deems appropriate.  However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities and Exchange Act of 1934.

A copy of the Compensation Committee’s Charter is posted our website at www.bpzenergy.com under “Governance” and is available in print to any shareholder who requests it.

Nominating Committee

Messrs. Strauch and Gray serve on the Nominating Committee of our Board of Directors.  The Chairman of the Nominating Committee was Mr. Miller until April 2009 and is currently Mr. Gray.  The Nominating Committee met six times during 2008.  The Nominating Committee assists our Board of Directors by identifying and reviewing individuals, including candidates recommended by shareholders, qualified to become members of our Board of Directors, consistent with any criteria it may approve, recommending director nominees for election at the Annual Meeting of our shareholders or for appointment to fill vacancies, and advising our Board of Directors about the appropriate composition of our Board of Directors and its committees.  The Nominating Committee does not currently have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the committee believes it can adequately evaluate any such recommendation on case–by-case basis.

The Nominating Committee also develops and recommends to our Board of Directors corporate governance principles and practices and assists in implementing them.  The Nominating Committee is to conduct a regular review of our corporate governance principles and practices and to recommend to our Board of Directors any additions, amendments or other changes.  Under the Nominating Committee Charter, the Nominating Committee will evaluate and make an annual report concerning the performance of our Board of Directors, the Nominating Committee’s performance and our senior management’s performance with respect to corporate governance matters.    A copy of the Nominating Committee’s Charter is posted on the Company’s website at www.bpzenergy.com  under “Governance” and is available in print to any shareholder who requests it.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Strauch and Gray serve on the Compensation Committee of our Board, all of whom are “independent” under the standards of the NYSE Amex.  None of the members of the Compensation Committee was at any time during the last fiscal year an officer or employee of the Company.  None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Shareholders who would like to contact the Board of Directors or specified individual directors on a confidential basis may do so by sending a written communication to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.

The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders.  However, all of the directors attended the Company’s Annual Meeting of Shareholders in 2008.

2008 Non-Employee Director Compensation

In June of 2008 the Compensation Committee decided that the Company has developed to the extent that director compensation should depend less on stock based compensation and rely on more traditional cash compensation.  The Compensation Committee decided that all directors should be paid an annual retainer of  $12,750 per year,  plus $1,000 for each monthly meeting a director attends.  In addition, Mr. Lendrum is paid additional compensation as Chairman of the Audit Committee in the amount of $6,500.  Mr. Strauch is paid additional compensation as Chairman of the Compensation Committee of $4,250 and Mr. Miller was paid additional compensation as Chairman of the Nominating Committee in the amount of $2,750. Non-employee directors are also entitled to receive reimbursement for reasonable direct expenses incurred in attending meetings of the Board of Directors.  Directors who are also employees of the Company receive no additional compensation for serving as directors or committee members.

Prior to June 2008, there were no arrangements to pay any cash compensation, such as an annual retainer or meeting fees. Due to the early stage of the Company’s development prior to such date, non-employee directors were compensated solely though stock-based compensation.

In May 2008, at the annual board meeting following the 2008 Annual Meeting of shareholders, the Board approved a grant of options to purchase 50,000 shares of common stock, vesting in equal annual installments over two years from the date of grant, to Messrs. Gray, Lendrum, Miller and Strauch as compensation for the period of service from the 2008 Annual Meeting until the 2009 Annual Meeting.

In setting director compensation, the Board considered the Compensation Committee’s recommendations, which took into consideration the special characteristics of the Company in comparison to its peer group and in light of market data as reported by Pearl Meyer & Partners.  These factors included the Company’s position in the exploration stage of its license contracts operating in Peru and the need to provide a balanced compensation package to secure the necessary and unique expertise required for the Board of Directors of such a company.

The following table sets forth the compensation of the Company’s non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash($)	Stock Awards($) (1) (2)	Option Awards($) (1) (3)	All Other Compensation($)	Total($)

Gordon Gray	18,800	421,300	321,200	—	761,300

John J. Lendrum, III	25,300	421,300	704,000	—	1,150,600

E. Barger Miller, III	21,500	421,300	704,000	—	1,146,800

Dennis G. Strauch	23,000	421,300	704,000	—	1,148,300

(1)                                  The amounts reflect the compensation expense recognized by the Company for financial reporting purposes in 2008, calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123(R)”), except that the amounts shown assume that there will be no service-based forfeitures of awards.  Therefore, the amounts may include amounts from awards granted in and prior to 2008.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

(2)                                  The Company did not grant any restricted stock awards to non-employee directors in 2008.  As of December 31, 2008, each non-employee director had the following aggregate number of unvested shares of restricted stock accumulated for all years of service:  Gordon Gray — 75,000 shares unvested, John J. Lendrum, III —75,000 shares unvested, E. Barger Miller, III —75,000 shares unvested; and Dennis G. Strauch —75,000 shares unvested.

(3)                                  The grant date fair value per option computed using the Black-Scholes option-pricing model was $16.23 for option awards granted to non-employee directors in fiscal 2008.  As of December 31, 2008, each non-employee director had the following aggregate number of outstanding unexercised stock options accumulated for all years of service:  Gordon Gray — 50,000 shares, John J. Lendrum, III — 425,000 shares, E. Barger Miller, III — 325,000 shares; and Dennis G. Strauch — 137,000 shares.

Board Compensation

Members of the Company’s Board of Directors who are not full-time employees of the Company receive the following cash compensation:

•                       For service on the Board of Directors — an annual retainer of $12,750,  paid at the beginning of each annual term;

•                       For service as Chairman of the Audit Committee of the Board of Directors — an annual retainer of $6,500,  paid at the beginning of each annual term ;

•                       For service as Chairman of the Compensation Committee of the Board of Directors — an annual retainer of $4,250,  paid at the beginning of each annual term ;

•                       For service as Chairman of the Nominating Committee of the Board of Directors — an annual retainer of $2,750,  paid at the beginning of each annual term ;

•                       $1,000 for each monthly Board meeting attended.

Directors of the Board who are also employees of the Company do not receive any compensation for their service as directors.

Non-employee Directors of the Board are also eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash-based awards under the DCIP. The aggregate number of shares of Common Stock authorized for grant under the DCIP  is 2.5 million. The Company normally issues new shares of its Common Stock in satisfaction of these awards. As of December 31, 2008, 1,625,000 shares remain available for future grants under the Plan.

Executive Officers Who Are Not Directors

Set forth below are brief descriptions of the recent employment and business experience of the executive officers who are not directors of the Company.

Frederic Briens
Age:	49
Position, Principal Occupation,
Business Experience and Directorships:

Mr. Briens has served as Chief Operating Officer of the Company since May 2005. Mr. Briens joined BPZ as Vice President of Engineering in December 2004. From 2002 through 2004, Mr. Briens served as Geosciences and Business Development Manager for Perenco Venezuela S.A. From 1999 to 2002, Mr. Briens was the Chief Reservoir Engineer for Lundin Petroleum in Switzerland. Mr. Briens is a petroleum engineer with over twenty (20) years of operating experience in international oil and gas projects spanning the globe. He has also served in senior technical and operating positions with Conoco, Schlumberger and Chevron. Mr. Briens holds an M.S. and a Ph.D. in petroleum engineering from Texas A&M University, a master’s degree in business administration from Colorado State University and an engineering degree from Ecole Centrale de Paris. Mr. Briens was a co-founder of BPZ & Associates, Inc., a predecessor to the Company, in 1989.

Edward G. Caminos
Age:	46
Position, Principal Occupation,
Business Experience and Directorships:

Mr. Caminos was appointed Chief Financial Officer of the Company in May 2007. From October  2006 until May  2007, Mr. Caminos served as Vice President - Finance and Chief Accounting Officer. Mr. Caminos served as interim Chief Financial Officer from June 15, 2006 until October 30, 2006 and as Corporate Controller of the Company from January 2005 until October 30, 2006. Prior to joining the Company, Mr. Caminos served as Director—Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and, prior to its sale, as interim Controller for the Europe Division, at Reliant Energy. Mr. Caminos is a CPA and holds a Bachelor’s Degree in Business Administration — Accounting from Bloomsburg University of Pennsylvania.

Code of Ethics for Executive Officers

The Company has adopted a code of ethics for its executive officers (the “Code of Ethics”) that relates to standards that are reasonably designed to deter wrongdoing and to promote:

(1)                                  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)                                  Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

(3)                                  Compliance with applicable governmental laws, rules and regulations;

(4)                                  The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)                                  Accountability for adherence to the code.

The Company’s Code of Ethics for executive officers is available on the Company’s website at www.bpzenergy.com under “Governance”

Section 16(a) — Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers and directors, as well as persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of beneficial ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.  Such executive officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of reports furnished to the Company, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act for the year ended December 31, 2008 were filed on a timely basis other than the following:

Manuel Pablo Zúñiga-Pflücker filed a Form 4 late for one transaction.

Dr. Fernando Zúñiga y Rivero filed a Form 4 late for three transactions.

Edward G. Caminos filed a Form 4 late for one transaction.

E. Barger Miller III filed a Form 4 late  for one transaction.

Gordon Gray filed a Form 4 late for one transaction.

Dennis G. Strauch filed a Form 4 late for one transaction.

John J. Lendrum, III filed a Form 4 late for one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The primary objectives of the Company’s executive compensation program are to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  The Compensation Committee separately reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers the BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan (“2007 LTIP”).  Decisions on salary adjustments and compensation awards for executive officers have been made by the entire Board of Directors based upon the recommendations of the Compensation Committee.

Role of Executive Officers in Compensation Decisions

Board meetings involving consideration of compensation adjustments and awards for executive officers typically have included, for all or a portion of each meeting, not only the Board members but also our Chief Executive Officer and our Chief Financial Officer.  For compensation decisions relating to executive officers other than our Chief Executive Officer, the Compensation Committee reviewed its recommended compensation adjustments for 2008 with the Chief Executive Officer before presenting them to the Board and made adjustments as it deemed appropriate based upon this review.  The Board of Directors then considered the recommendations from the Compensation Committee and approved the 2008 salary adjustments for executive officers as presented. The Compensation Committee will not make any determination with regard to 2009 compensation adjustments until June of 2009. However, 2009 compensation decisions will use the same criteria used to determine compensation in 2008, but will take into account the impact of the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price.

Role of the Compensation Consultants

In November 2007, the Compensation Committee engaged Pearl Meyer & Partners as its outside compensation consultants to review both executive and director compensation.  The scope of the compensation consultants’ engagement was to compile data from proxy statements and other SEC filings and surveys in order to determine market norms of compensation for the Company’s independent directors and members of senior management.  The results were presented to the Compensation Committee in a report on independent directors and a report on senior management.  Pearl Meyer & Partners provided the Compensation Committee with data in the reports showing the total compensation package that the executive officers and other key officers would receive, by element (base salary, annual incentive plan amounts, total cash compensation and long-term incentives), at each of a variety of different potential pay levels and relative to similarly situated employees at companies within the Company’s Compensation Peer Group and in light of relevant market data.

Pearl Meyer & Partners selected the companies within the Compensation Peer Group based on the same industry and/or recruiting market for executive talent or traced similarly by analysts, comparable revenue range and comparable complexity and business risk.  The Compensation Peer Group consisted of the following companies:

ATP Oil & Gas Corp
Bill Barret Corp
Brigham Exploration Co.
Carrizo Oil & Gas, Inc.
Contango Oil & Gas Co.
Endeavour International Corp
Far East Energy, Inc.
FX Energy, Inc.
Gulfport Energy Corp
Harvest Natural Resources
HKN Inc.
Rosetta Resources, Inc.
Toreador Resources Corp
Transmeridian Exploration, Inc.
TXCO Resources, Inc.

Elements of Compensation

The Company’s executive compensation program consists of the following basic components: base salary, cash bonus, long-term incentives pursuant to the 2007 LTIP, and limited perquisites.  Each component of the compensation program serves a particular purpose.  Base salary is primarily designed to reward current and past performance, and may be adjusted from time to time to realign salaries with market levels.  Cash bonuses may also be granted to reward individual contributions and superior job performance.  Grants of long-term incentives are primarily designed to tie a portion of each executive’s compensation to long-term future performance and encourage retention.  In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company.

Our Board reviews total compensation and its various components, but the Compensation Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from another component.  In setting the mix of the various components of compensation, the Compensation Committee took into consideration the fact that the Company is an emerging exploration stage company.  The Compensation Committee recommended upward adjustments to the cash components of compensation for each of the executive officers and senior management that resulted in total cash compensation at the lower end of market levels due to the Company’s constraints on cash availability.    However, in order to attract and retain highly qualified and experienced executive officers and senior management, the Compensation Committee allocated an equity-based component of compensation designed to bring total compensation closer to the market median for each executive officer and senior management position.

Base Salary.  The Board of Directors and Compensation Committee reviews the base salary of each executive officer.  For fiscal year 2008, the base salary opportunity for executive officers was increased to be closer to between the 25th to median percentile range within the base salary range for similar positions at the Compensation Peer Group companies, and the median percentile range of the market data provided by the compensation consultants.  Based on these factors, the Company’s named executive officers, received the following salary increases effective in July 2008: Mr. Zúñiga-Pflücker  — from $300,000 to $360,000; Mr. Caminos  — from $210,000 to $240,000; Mr.  Briens — from $220,000 to $250,000; and Dr. Zúñiga y Rivero — from $225,000 to $260,000.  In determining the recommendations for the appropriate level of actual compensation for each executive officer within the targeted base salary range, the Compensation Committee then considers the executive’s position and current compensation (both individually and relative to other executive officers in the Company), the executive’s performance and contributions as they relate to the Company’s goals, objectives and strategic business plan and the compensation data from similar companies in the report from the Company’s consultants.  The Compensation Committee will not make any determination with regard to 2009 base salary adjustments until June of 2009. However, 2009 compensation decisions will use the same criteria used to determine compensation in 2008, but will take into account the impact of the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price.

Cash Bonus.  The Board of Directors may determine to award cash bonuses to our executive officers based upon exemplary performance, though it has historically done so in limited circumstances due to the early stage of the Company’s business.

In setting executive compensation for 2008, the Compensation Committee recommended bonuses to the executive officers in amounts to bring their total cash compensation to between the 25th and median percentile range of the Compensation Peer Group and market data.  Based on these factors, the Company’s named executive officers received the following retroactive bonuses in 2008: Mr. Zúñiga-Pflücker  — $200,000; Mr. Caminos  — $75,000; Mr.  Briens —  $100,000; and Dr. Zúñiga y Rivero  — $140,000.  The Board approved the bonuses to be paid in April 2008. In addition, the Company’s named executive officers received the following 2007 bonuses in 2008: Mr. Zúñiga-Pflücker  — $200,000; Mr. Caminos  — $80,000; Mr.  Briens —  $100,000; and Dr. Zúñiga y Rivero  — $140,000. The Board approved the bonuses to be paid in October 2008, contingent upon the availability of funds to do so.  The bonuses were intended to reward to executive officers based upon the performance of the entire senior management team, taking into account, in some circumstances, the individual’s performance, in achieving significant Company milestones of successful financing activities to fund the Company’s oil and natural gas exploration and production activities and related projects in Peru and Ecuador and the success of the Company’s Corvina Field drilling campaign.  In addition, the Compensation Committee considered the individuals compensation against the compensation of similarly situated individuals in the Company’s Peer Group. The Compensation Committee will not make any determination with regard to 2009 bonus compensation until June of 2009. However, 2009 compensation decisions will use the same criteria used to determine compensation in 2008, but will take into account the impact of the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price.

Long-Term Incentive Compensation.  Our executive officers are eligible to receive awards under the Company’s 2007 LTIP.  The 2007 LTIP permits the Board of Directors to award eligible employees and consultants with incentive-based and non-incentive-based compensation, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.  Awards to executive officers under the Company’s long-term incentive plans have generally consisted of restricted stock grants, incentive options or a combination thereof.  Under the 2007 LTIP, the maximum number of shares of stock of the Company that may be subject to incentives, including without limitation incentive options, is 4,000,000 shares, and such shares are reserved at all times until issued.  As of December 31, 2008, there were 916,450 shares available to be granted to the Company’s executive officers, employees, consultants and the employees of certain of the Company’s affiliates under the 2007 LTIP.

In determining the recommendation for the long-term incentive component of our executive officers’ compensation for 2008, the Compensation Committee reviewed the equity compensation of each executive officer in comparison to the data provided by the compensation consultants in light of the Company’s unique position as an emerging exploration stage company operating in Peru.  The equity compensation targeted a minimum of two years commitment by having the restrictive cliff vesting of two years after issuance.  Also, the equity compensation was heavily weighted toward options which have a three year annual vesting term, rather than restricted stock, to motivate the executive officers to align management’s goals with growing shareholder value.

As a result, additional long-term equity incentives in a combination of restricted stock and stock options were awarded to the current executive officers in January of 2008 as follows:

Securities Underlying
Name	Options (#)
Manuel Pablo Zúñiga-Pflücker	500,000
Edward G. Caminos	250,000
Frederic Briens	250,000
Dr. Fernando Zúñiga y Rivero	250,000

The options were granted at an exercise price equal to the closing trading price of the Company’s common stock on the American Stock Exchange (“AMEX”), now known as the NYSE Amex on the date of approval of the grants, December 20, 2007, by the Compensation Committee, $11.88 per share. Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant, January 1, 2008.

Name	Shares of Restricted Stock
Manuel Pablo Zúñiga-Pflücker	150,000
Edward G. Caminos	75,000
Frederic Briens	75,000
Dr. Fernando Zúñiga y Rivero	75,000

The restricted stock awards granted by the Company to its executive officers vest 100% on the second anniversary of the date of grant, January 1, 2008, and were valued using the closing trading price of the Company’s common stock on the AMEX, now known as the NYSE Amex on the date of approval of the grants, December 20, 2007, by the Compensation Committee, $11.88 per share.

In addition, additional long-term equity incentives of stock options were awarded to the current executive officers in June of 2008 as follows:

Securities Underlying
Name	Options (#)
Manuel Pablo Zúñiga-Pflücker	50,000
Edward G. Caminos	25,000
Frederic Briens	30,000
Dr. Fernando Zúñiga y Rivero	35,000

The options were granted at an exercise price equal to the closing trading price of the Company’s common stock on the AMEX, now known as the NYSE Amex on the date of approval of the grants, June 20, 2008, by the Compensation Committee, $25.53 per share. Each of such options has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant, July 1, 2008.

All equity awards were based upon the Compensation Committee’s evaluation of management and management’s contribution to executing the Company’s goals.  In addition, the Compensation Committee considered the individuals total compensation against the compensation similarly situated individuals in the Company’s Compensation Peer Group of companies. The Compensation Committee will not make any determination with regard to 2009 equity award grants until June of 2009. However, 2009 compensation decisions will use the same criteria used to determine compensation in 2008, but will take into account the impact of the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price.

Perquisites.  We generally limit the perquisites that we make available to our executive officers.  With the exception of Mr. Briens, our Chief Operating Officer, perquisites to executive officers consist only of club membership fees, which are primarily related to business purposes.  The additional perquisites received by Mr. Briens, identified in the footnotes to the Summary Compensation Table, relate to his overseas assignment.

Other Compensation.  Executive officers are eligible to participate in all of our employee benefit plans, such as a medical, dental and life insurance plan with 80% of the premium paid by the Company, and a 401(k) plan with Company matching contributions up to 5% of the employee’s salary, in each case on the same basis as other employees.

Compensation Policies

Effect of Accounting and Tax Treatment.  On January 1, 2006, the Company adopted SFAS No. 123—Revised 2004, Share-Based Payment (“SFAS 123(R)”), which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees.  SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), and supersedes APB No. 25, Accounting for Stock Issued to Employees.  Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee’s or non-employee’s service period, which is generally the vesting period of the equity grant.  Because the Company offers incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of a compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Under Section 162(m) of the Tax Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted.  The Compensation Committee has determined the Company’s compensation practices and policies are not currently affected by this limitation.

Timing Issues.  With the exception of significant promotions and new hires, we intend to review equity compensation awards annually following the availability of the financial results for the prior year and the Annual Meeting.  This timing enables us to consider prior year performance by the Company and the potential recipients and our expectations for the current year.  Grants to newly hired employees are effective on the latter of the employee’s first day of employment or upon approval of the grant by the Board of Directors.  The exercise price of stock options is based upon the grant date fair market value, which is the market price of our common stock on the date of grant.

Stock Ownership Guidelines.  The Board has not adopted specific stock ownership guidelines for executive officers.  Under the terms of the 2007 LTIP, however, in any given year, no individual may receive incentives covering more than 20%

of the aggregate number of shares which may be issued pursuant to the 2007 LTIP.  Except as may otherwise be permitted by the Tax Code, the amount of options granted to an individual during one calendar year that may qualify as incentive stock options is limited, such that at the time the incentive options are granted, the fair market value (based on the closing sale price for a share of common stock on the established stock exchange on which the stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date) of the stock covered by incentive options first exercisable by such individual in any calendar year may not, in the aggregate, exceed $100,000.  Any options granted over such amount will be treated as nonqualified stock options for tax purposes.  The maximum performance-based incentive payment to any one individual during one performance period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 LTIP, or if paid in cash, that number of shares multiplied by the fair market value of the stock as of the date the incentive is granted.

Basis for Allocation between LTIP Incentives.  Our 2007 LTIP expressly provides for incentives to be granted to 2007 LTIP participants in the form of any one or a combination of (a) incentive options (or other statutory stock options); (b) nonstatutory stock options; (c) stock appreciation rights; (d) restricted stock grants; (e) performance shares; (f) stock grants; and (g) other stock-based incentives.  Given the recent change in the accounting treatment for stock options changed as a result of SFAS 123R, we have concluded that granting shares of restricted stock to employees, particularly members of senior management, would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution.

Exercise of Discretion.  Pursuant to the 2007 LTIP, the Compensation Committee retains limited discretion in connection with the payment of performance based compensation in cases where the defined performance goals have not been met.    The Compensation Committee also retains discretion to accelerate the vesting of unvested incentives upon an individual’s termination of employment with the Company.  The Compensation Committee did not exercise this discretion in 2008.

Adjustment or Recovery of Awards upon Restatement of Company Performance.  The Company does not have a formal policy with respect to whether executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  Under the 2007 LTIP, however, in determining the actual size of an performance-based incentives, the Compensation Committee may reduce or eliminate the amount of the performance-based incentives earned over the relevant period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

Recent Developments

In response to the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price and the particular strain on the liquidity of the Company, the named executive officers agreed to reduce salaries and to decline cash bonuses in 2009.  As a result, effective January 1, 2009,  Dr. Zúñiga y Rivero voluntarily agreed to reduce his 2009 salary  to $1.00 and Mr. Zúñiga-Pflücker, Mr. Caminos and  Mr. Briens agreed to voluntarily reduce their 2009 salaries by 15% from $360,00 to $306,000, $240,000 to$204,000 and $250,000 to $212,500, respectively.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management.  Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Dennis G. Strauch — Chairman of the Compensation Committee
Gordon Gray

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended December 31, 2008 of the Company’s “named executive officers.”  The “named executive officers” include our principal executive officer, principal financial officer, and the two most highly compensated persons serving as executive officers at the end of fiscal year 2008 or who served as an executive officer during fiscal year 2008.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2) (3)	Option Awards(2) (3)	All Other Compensation (4)	Total

Manuel Pablo Zúñiga-Pflücker	2008	$329,800	$400,000	$877,600	$2,816,300	$17,600	$4,441,300
President, Chief Executive Officer and Director	2007	179,900	—	26,800	78,100	2,900	287,700
	2006	135,000	—	—	—	2,500	137,500

Edward G. Caminos (1)	2008	221,700	155,000	514,100	1,439,100	14,500	2,344,400
Chief Financial Officer	2007	148,900	—	1,143,000	146,200	2,400	1,440,500
	2006	115,000	20,000	181,900	76,500	1,900	395,300

Frederic Briens	2008	235,000	200,000	516,500	1,434,300	97,800	2,483,600
Chief Operating Officer	2007	120,000	—	1,356,300	39,000	162,800	1,678,100
	2006	120,000	—	698,800	—	113,300	932,100

Dr. Fernando Zúñiga y Rivero	2008	239,500	280,000	438,800	1,460,500	12,800	2,431,600
Director and Chairman of the Board	2007	139,500	—	13,400	39,000	1,500	193,400
	2006	120,000	—	—	—	1,000	121,000

(1)                                 Mr. Caminos was appointed Chief Financial Officer of the Company effective May 24, 2007.  Mr. Caminos served as Vice President Finance and Chief Accounting Officer of the Company from October 30, 2006 until May 24, 2007, as well as interim Chief Financial Officer since June 15, 2006.  Prior to June 15, 2006, Mr. Caminos served as Corporate Controller of the Company since January 2005.

(2)                                 All stock awards and options reported under these columns were issued under the 2005 Long-Term Incentive Compensation Plan or the 2007 LTIP.

(3)                                 The amounts reflect the compensation expense recognized by the Company for financial reporting purposes in 2008, 2007 and 2006, respectively, calculated in accordance with SFAS No. 123(R), except that the amounts shown assume that there will be no service-based forfeitures of awards.  Therefore, the amounts may include amounts from awards granted in and prior to 2008.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

(4)                                 The amounts include:

(a)                                  Club membership dues for 2008, on behalf of Mr. Zúñiga-Pflücker  — $3,261; Mr. Caminos  — $2,442; and Dr. Zúñiga y Rivero  — $1,533.

(b)                                 The Company’s matching contributions for 2008 under the Company’s 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of  Mr. Zúñiga-Pflücker  — $14,375; Mr. Caminos  — $11,250;  and Dr. Zúñiga y Rivero  — $12,067.

(c)                                For Mr. Briens the 2008 amount includes additional compensation under the Company’s expatriate package while working in Peru, which includes housing rent, maintenance and utilities of approximately $70,300;  school allowance of approximately $10,200; car allowance of approximately $6,500; and insurance benefits and other expenses paid on Mr. Briens’ behalf of approximately $10,800.

2008 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in 2008 under our plans.

	Grant	Board Approval	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Under- lying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Date (1)	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards (5)
Manuel Pablo Zúñiga-Pflücker	7/1/2008	6/20/2008	$—	$—	$—	—	50,000	$25.53	$811,500
	1/1/2008	12/20/2007	—	—	—	150,000	—	—	1,782,000
	1/1/2008	12/20/2007	—	—	—	—	500,000	11.88	4,245,000

Edward G. Caminos	7/1/2008	6/20/2008	—	—	—	—	25,000	25.53	405,750
	1/1/2008	12/20/2007	—	—	—	75,000	—	—	891,000
	1/1/2008	12/20/2007	—	—	—	—	250,000	11.88	2,122,500

Frederic Briens	7/1/2008	6/20/2008	—	—	—	—	30,000	25.53	486,900
	1/1/2008	12/20/2007	—	—	—	75,000	—	—	891,000
	1/1/2008	12/20/2007	—	—	—		250,000	11.88	2,122,500

Dr. Fernando Zúñiga y Rivero	7/1/2008	6/20/2008	—	—	—	—	35,000	25.53	568,050
	1/1/2008	12/20/2007	—	—	—	75,000	—	—	891,000
	1/1/2008	12/20/2007	—	—	—	—	250,000	11.88	2,122,500

(1)	Dates in this column reflect the date of the Board action with respect to the grant of the awards reflected in the table above if different from the effective date of grant.

(2)

All stock awards granted to the named executive officers for 2008 vest at the second anniversary following the grant date. All stock awards values are based on the closing market price on the date of Board approval of the grant.

(3)

All stock option awards granted to the named individuals for 2008 vest in equal annual installments over three years following the grant date. All stock option awards values are based on the closing market price on the date of Board approval of the grant.

(4)	The exercise price is the closing price of the Company’s common stock on the date of Board approval of the grant.

(5)

The fair value of BPZ’s stock options is computed using the Black-Scholes valuation model.  The fair value of BPZ’s stock awards is computed in accordance with SFAS No. 123(R) based on the market price of BPZ common stock on the date of the Board approval of the grant. The grant date fair value of the stock options granted on January 1, 2008 and July 1, 2008 was $8.49 and $16.23 per share, respectively. The discussion of the assumptions used in calculating these values can be found in Notes 1 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Manuel Pablo Zúñiga- Pflücker	—	500,000	—	11.88	12/20/2017	(4)	150,000	960,000	(6)	—	—
	—	50,000	—	25.53	6/20/2018	(5)	—	—		—	—

Edward G. Caminos	100,000	—	—	3.20	4/14/2016	(3)	75,000	480,000	(6)	—	—
	—	250,000	—	11.88	12/20/2017	(4)	—	—		—	—
	—	25,000	—	25.53	6/20/2018	(5)	—	—		—	—

Frederic Briens	—	250,000	—	11.88	12/20/2017	(4)	75,000	480,000	(6)	—	—
	—	30,000	—	25.53	6/20/2018	(5)	—	—		—	—

Dr. Fernando Zúñiga y Rivero	—	250,000	—	11.88	12/20/2017	(4)	75,000	480,000	(6)	—	—
		30,000	—	25.53	6/20/2018	(5)	—	—		—	—

(1)	Option exercise price is computed as the closing price of BPZ common stock on the date of Board approval of the grant.

(2)	The market or payout value is computed using the closing price of $6.40 of BPZ common stock at December 31, 2008.

(3)	Options vest in two equal annual installments beginning on the first anniversary of the date of grant, April 14, 2006.

(4)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, January 1, 2008.

(5)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2008.

(6)	Restricted stock award vests on the second anniversary of the effective date of grant, January 1, 2008.

Option Exercises and Stock Vested

The following table sets forth information regarding exercise of stock options and vesting of restricted stock for each of the named executive officers during 2008.  There were no exercises of stock options by our named executive officers in 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)		Value Realized on Vesting($)
Manuel Pablo Zúñiga-Pflücker	—		—

Edward G. Caminos	55,000	(1)	645,000

Frederic Briens	150,000	(2)	3,565,500

Dr. Fernando Zúñiga y Rivero	—		—

(1)

Represents the vesting of 20,000 restricted shares granted to Mr. Caminos on April 14, 2006 and 35,000 restricted shares granted to Mr. Caminos on October 30, 2006. Both awards vested on the second anniversary from the date of grant.

(2)	Represents the vested portion of 450,000 restricted shares granted to Mr. Briens on May 16, 2005 vesting in equal annual installments over a three year period from the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

We have no employment agreements with any of our current executive officers.  At December 31, 2008, our named executive officers received the following base salaries: Dr. Zúñiga y Rivero - $260,000; Mr. Pablo Zúñiga-Pflücker — $360,000; Mr. Briens — $250,000 and Mr. Caminos - $240,000.   Each of our named executive officers is eligible for cash bonus compensation at the discretion of the Board of Directors, but there is no formal plan covering such bonuses. For 2009 salary adjustments and equity awards. the Compensation Committee will not make any determination with regard to 2009 compensation adjustments until June of 2009. However, 2009 compensation decisions will use the same criteria used to determine compensation in 2008, but will take into account the impact of the global financial crisis, the commensurate slowdown of economic activity, the collapse of oil and gas prices and the steep decline in the Company’s stock price.

Under the Company’s 2007 LTIP, in the event of a change of control of the Company (as defined in that plan), all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award.  The plan defines a “change of control” to generally include:  (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 51% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock); (iii) any sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation of the Company.  In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been me up through the date of the change in control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher.

Under the 2007 LTIP, upon the termination of an executive officer by the Company without cause (as that term is defined in the Plan), regardless of whether the reason for the termination is voluntary, involuntary, due to retirement, extended absence caused by disability or death, (i) all unvested options, stock appreciation rights and restricted stock of the executive officer shall lapse, become automatically cancelled or terminated and be immediately returned to the Company; and (ii) any vested but unexercised options or stock appreciation rights shall expire upon the earlier of (a) 90 days after the date of such officer’s termination or (b) the expiration of such option or stock appreciation right.

The following table sets forth the potential payments that our named executive officers would receive upon a change in control of the Company under the 2007 LTIP.  The amounts appearing in the table below assume that the triggering event occurred as of December 31, 2008.

	Accelerated Options Vesting (1)	Accelerated Stock Vesting (2)
Name	($)	($)
Manuel Pablo Zúñiga-Pflücker	—	960,000

Frederic Briens	—	480,000

Edward G. Caminos	—	480,000

Dr. Fernando Zúñiga y Rivero	—	480,000

(1)	Amounts are not included as the closing price per share of the Company’s common stock on the NYSE Amex on December 31, 2008 of $6.40 exceeds the exercise price per share of the option..

(2)

Based upon the difference between the closing price per share of the Company’s common stock on the NYSE Amex on December 31, 2008 of $6.40 multiplied by the number of shares of restricted stock that would vest upon occurrence of a change of control on December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 27, 2009, except as otherwise set forth below, concerning the beneficial ownership of the Company’s Common Stock by each person who beneficially owns more than five percent (5%) of the Common Stock, its affiliates, and by each of the Company’s executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership (2)
Gordon Gray (3)	5,619,173	5.9%
Manuel Pablo Zúñiga-Pflücker (4)	4,847,716	5.1%
Fernando Zúñiga y Rivero (5)	4,747,323	5.0%
Frederic Briens	715,628	0.8%
Edward G. Caminos (6)	400,000	0.4%
Dennis G. Strauch (7)	362,500	0.4%
John J. Lendrum, III (8)	362,500	0.4%
E. Barger Miller, III (9)	212,500	0.2%

All directors and executive officers as a group (nine persons)	17,267,340	18.1%

International Finance Corporation (10) 2121 Pennsylvania Avenue, N.W. Washington, DC 20433	9,622,519	10.2%

Centennial Energy Partners L.L.C. (11) 575 Lexington Avenue, 33rd floor New York, NY 10022	9,151,380	9.7%

Wellington Management Company, LLP (12) 75 State Street Boston, MA 02109	5,569,992	5.9%

Allied Crude Purchasing, Inc. (3) 3900 West Highway 180 Snyder, TX 79549	5,619,173	5.9%

(1)	Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079.

(2)	The calculations of percentage beneficial ownership are based on 94,486,094 shares issued as of April 27, 2009, plus any potentially dilutive securities for each person or group.

(3)

The shares reflected above as beneficially owned by Mr. Gray consist of 5,619,173 shares that he beneficially owns and controls through his sole ownership of Allied Crude Purchasing, Inc. Mr. Gray, through Allied Crude Purchasing, Inc. has pledged 1,500,000 shares of Common Stock to Snyder National Bank, for the purpose of providing collateral for a loan.

(4)	Mr. Zúñiga-Pflücker has pledged 625,240 shares of common stock to Goldman Sachs & Co., for the purpose of providing collateral for a loan.

(5)

The number of shares reflected above as beneficially owned by Dr. Zúñiga y Rivero includes 1,049,846 shares, 228,169 shares and 1,191,917 shares held in grantor retained annuity trusts, but does not include 81,563 shares held of record by his wife, Blanca Pflücker de Zúñiga, as Dr. Zúñiga y Rivero disclaims beneficial ownership of these shares.

(6)	The shares reflected above include options to purchase 100,00 shares of Common Stock.

(7)	Includes options to purchase 24,500 shares of Common Stock.

(8)	Includes options to purchase 312,500 shares of Common Stock.

(9)	Includes options to purchase 212,500 shares of Common Stock.

(10)

All information in the table with respect to International Finance Corporation (“IFC”) is based on the Schedule 13G filed by IFC with the SEC on April 6, 2009 and information provided to the Company by IFC.

(11)

All information in the table with respect to Centennial Energy Partners L.L.C. is based on the Schedule 13G filed by Centennial Energy Partners L.L.C. with the SEC on February 24, 2009 and information provided to the Company by Centennial Energy Partners L.L.C. Centennial Energy Partners L.L.C., as General Partner, and Peter K. Seldin, as managing member, have voting power and investment power over the shares of common stock. Centennial Energy Partners, L.L.C. and Peter K. Seldin may be deemed to share beneficial ownership over the shares of common stock.

(12)

All information in the table with respect to Wellington Management Company, LLP (“Wellington Management”) is based on information provided to the Company by Wellington Management as part of the Company’s S-3 filing with the SEC on March 31, 2009. Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own the shares reported, which are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the shares.

Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities.  That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities.  Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security.  Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.  Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.  Included in this table are only those derivative securities that have exercise prices which it is reasonable to believe could be “in the money” within sixty days of April 27, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as reported below, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

On February 23, 2009, the Company closed the private placement of approximately15.7 million shares of common stock, no par value, to institutional and accredited investors pursuant to a Stock Purchase Agreement dated February 19, 2009.  The common stock was priced at $3.05 per share. Wellington Management, an advisor for multiple clients, purchased an aggregate of 3,269,100 shares for $9,970,755, Centennial Energy Partners L.L.C. as managing member, purchased an aggregate of 6,557,380 shares for $20,000,009, and IFC purchased an aggregate of 1,430,700 shares for $4,363,635.

On March 25, 2008, the Company closed a public offering of 2.0 million shares of common stock at $20.0 per share, and on April 19, 2008 the underwriter exercised its overallotment option for 200,000 shares.  IFC purchased an aggregate of 200,000 shares for $4,000,000 in the offering.

As provided in the charter of the Company’s Audit Committee, it is the Company’s policy that it will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

In addition, pursuant to the Company’s Code of Ethical Conduct and Business Practices, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with the Company without approval.  Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF JOHNSON MILLER & CO., CPA’S PC AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved and is recommending to holders of shares of the Company’s Common Stock a proposal to ratify the appointment Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants for the year ending December 31, 2009.

Johnson Miller & Co., CPA’s PC audited the Company’s financial statement for the years ended December 31, 2008, 2007 and 2006.  Representatives from Johnson Miller & Co., CPA’s PC are expected to attend the Annual Meeting.  Additionally, they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The vote required to approve the proposal to ratify the selection of Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF JOHNSON MILLER & CO., CPA’S PC AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Principal Accountant Fees and Services

Johnson Miller & Co., CPA’s PC has acted as independent certified public accountants for the Company since November 17, 2004, and has been selected by the Board of Directors to serve again in that capacity for 2009.  The following table lists the aggregate fees and costs billed by Johnson Miller & Co., CPA’s PC for 2008 and 2007 services identified below:

	Amount Billed
	2008		2007

Audit Fees	$169,182	(1)	$214,025	(3)
Audit-Related Fees	6,400	(2)	32,643
Tax Fees	—		—
All Other Fees	—		—
Total	$175,582		$246,668

(1)                                  Of this aggregate amount, approximately $51,032  is attributable to fees billed by Johnson Miller & Co., CPA’s PC for services in connection  with its review of our internal controls and approximately $4,350 is attributable to our S-3 registration statements.

(2)                                  Audit-related fees for 2008 consist of out-of-pocket expenses.

(3)                                  Of this aggregate amount, approximately $86,000 is attributable to fees billed by Johnson Miller & Co., CPA’s PC for services in connection with its review of our internal controls and approximately $40,000 is attributable to our S-1 registration statements.

The Board of Director’s policy is to prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the audit committee or the full Board of Directors if there is no separate audit committee.

During the fiscal year ended 2008, the Board of Directors approved all of the “audit related fees.”  The Board of Directors considered whether the provision of non-audit services by Johnson Miller & Co., CPA’s PC is compatible with maintaining their independence and concluded that the provision of such services does not impair their independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with the Company’s independent auditors and with members of management.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with the Company’s management and its independent auditor, Johnson Miller & Co., CPA’s PC.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Johnson Miller & Co., CPA’s PC.  The Audit Committee discussed with Johnson Miller & Co., CPA’s PC matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees).

Johnson Miller & Co., CPA’s PC also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed the firm’s independence with Johnson Miller & Co., CPA’s PC.

Based on and in reliance upon the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the Board of Directors.

John J. Lendrum, III — Chairman of the Audit Committee
E. Barger Miller, III
Dennis G. Strauch

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Under the rules of the SEC, if you want the Company to consider including a proposal in next year’s proxy statement, you must submit the proposal in writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary, no later than 5:00 pm Central Standard Time on January 15, 2010.

Under our bylaws, and as permitted by the rules of the SEC and Texas state law, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of shareholders.  These procedures provide that nomination for directors or for other business to be properly brought before an Annual Meeting by a shareholder notice must be submitted in writing to the secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or other item of business at our 2010 Annual Meeting of Shareholders no later than the close of business on the ninetieth day, nor earlier than the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting.  We must therefore receive your notice no sooner than February 26, 2010 and no later than 5:00 pm Central Standard Time on March 28, 2020.

Notice of a proposed director nomination must include the following information:

•      name;

•      age;

•      business, mailing or residence address;

•      principal occupations and employment during the past five years;

•                  the additional information that would be required to be disclosed under the rules of the SEC in a proxy statement soliciting proxies for election of directors in an election contest; and

•                  a written consent of such nominee to be named in the proxy statement as a nominee and to serve as a director of elected.

Notice of a proposed item of business must include:

•                  a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting; and

•                  any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made in such business.

In addition, as to any shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must include:

•                  the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

•                  the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

OTHER MATTERS

Neither we nor any of the persons named as proxies know of any matters other than those described above to be voted on at the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report to Shareholders for the year ended December 31, 2008, accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.bpzenergy.com or the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ Dr. Fernando Zúñiga y Rivero
Dr. Fernando Zúñiga y Rivero
Chairman of the Board

BPZ RESOURCES, INC.

580 WESTLAKE PARK

BLVD.  SUITE 525

HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by BPZ Resources, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BPZ Resources, Inc., c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BPZRS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BPZ RESOURCES, INC.	For	Withhold	For All
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSALS 1 THROUGH 2.	☐	☐	☐

Vote on Directors

1.	Election of Class II Directors.

Nominees:
	01)	Dr. Fernando Zúñiga y Rivero
	02)	Dennis G. Strauch

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	Vote on Proposal	For	Against	Abstain

	Proposal to ratify the appointment of Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants.	☐	☐	☐

Authorized Signatures - This Section must be completed for your instructions to be executed.

( NOTE:   Please sign exactly as your name(s)  appear(s)  hereon.  All holders must sign.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BPZ RESOURCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 26, 2009

The undersigned hereby appoints Dr. Fernando Zúñiga y Rivero and Manuel Pablo Zúñiga-Pflücker, or either of them, as proxies,  with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of BPZ Resources, Inc. held of record by the undersigned on April 27, 2009 at the Annual Meeting of Shareholders of BPZ Resources, Inc. on June 26, 2009, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE CLASS I DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSAL 2. THE PROXIES NAMED HEREIN ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

[SEE REVERSE SIDE]